Exhibit 99.1

CASCADE CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

TRANSCRIPT

June 1, 2011

1.	Good Morning and Welcome.

2.	I now call the 2011 Cascade Annual Shareholders meeting to order.

3.	I’d like to open the meeting by introducing the company’s directors, officers, legal counsel and audit partner.

a.	I’m Jim Osterman, Chairman of Cascade, Retired Chairman and CEO of Blount International and currently President of JSO Ventures.

b.	All of our Directors are here today. Please stand for a moment as I call your name…

Robert C. Warren, Jr. – President, Chief Executive Officer and Director.

Dr. Nick Lardy – Senior Fellow at the Institute for International Economics.

Duane McDougall – Chairman of Boise Cascade LLC.

Peter Nickerson – Director of Growth-link Overseas Company.

Henry Wessinger – Vice President – Senior Portfolio Manager, UBS Financial Services.

Dr. Nancy Wilgenbusch – President Emerita of and advisor for Marylhurst University.

c.	Corporate officers and senior executives who are with us today…

Andy Anderson – Senior Vice President and Chief Operating Officer

Joe Pointer – Chief Financial Officer and Secretary

Kevin Kreiter – Vice President of Engineering and Marketing

Frank Altenhofen – Vice President of Asia Pacific

Pete Drake – Vice President of Americas

John Cushing – Corporate Treasurer

Jeff Nickoloff – Vice President of Corporate Manufacturing

d.	Our Legal Counsel…

Verne Newcomb – General Counsel Emeritus

Jack Schwartz – General Counsel and Assistant Secretary

e.	And the Partners representing PricewaterhouseCoopers…

Rob Helmholz, Dwayne Richardson and Cathy Hylton

4.	At this time, I’d like to call on Joe Pointer, our Corporate Secretary, to certify that Proof of Due Notice of the Annual Shareholders Meeting was given, and that a Quorum is present.

Mr. Chairman I’d like to certify that due notice has been provided under the bylaws and that a Quorum is present.

Thank you Joe.

5.	A list of Shareholders’ is available for inspection by shareholders at the back of the room.

6.	Shareholders who have voted by proxy and wish to change their ballots, or who want to vote in person, please raise your hand so that we may give you a ballot.

7.	Preliminary results of voting on each matter presented for shareholder vote, as reported by Mr. James Raitt, our inspector of election, will be announced.

8.	The first item on the agenda is the election of Directors:

a.	I would like to call on John Cushing to present the names of director nominees as listed in the Proxy Proposal 1.

9.	Mr. Chairman, the nominees are Mr. Peter D. Nickerson, Mr. Robert C. Warren, Jr. and Mr. Henry W. Wessinger, each for a three year term. Each has received a majority of the votes cast by proxy.

10.	Are there any other nominations for director?

11.	In the absence of any other nominations, I am instructing the Secretary to record a favorable vote for all of the nominees listed in Proposal Number 1.

12.	John would you report on Proposal 2, the advisory vote on executive compensation.

13.	Mr. Chairman the majority of proxy votes are cast in favor of Proposal 2.

14.	Thank you John…I am instructing the Secretary to record a favorable vote for Proposal 2.

15.	John would you report on Proposal 3, the advisory vote on the frequency of holding future advisory votes on executive compensation.

16.	Mr. Chairman the majority of proxy votes are cast in favor of a frequency of one year.

17.	Thank you John…I am instructing the Secretary to inform our Board that a majority of proxy votes favored advising a frequency of 1 year for holding future advisory votes on executive compensation

18.	John would you report on Proposal 4, the approval of the Cascade Corporation short term incentive plan.

19.	Mr. Chairman the majority of proxy votes are cast in favor of Proposal 4.

20.	Thank you John…I am instructing the Secretary to record a favorable vote for Proposal 4.

21.	John would you report on Proposal 5, the approval of the amended and restated Cascade Corporation stock appreciation rights and restricted stock plan.

22.	Mr. Chairman the majority of proxy votes are cast in favor of Proposal 5.

23.	Thank you…I am instructing the Secretary to record a favorable vote for Proposal 5.

24.	John would you report on Proposal 6, the ratification of appointment of independent registered public accounting firm.

25.	Mr. Chairman the majority of proxy votes are cast in favor of Proposal 6.

26.	Thank you…I am instructing the Secretary to record a favorable vote for Proposal 6.

27.	This will conclude the formal portion of the meeting. I’d now like to call on Bob Warren to present the Chief Executive Officer’s Report.

28.	Thank you Jim. Can you hear me ok? Welcome.

29.	Your company is in good shape. I’d like to say that our fiscal results for our fiscal year 2011 were very successful. After what was probably the most traumatic year in our industry’s history.

30.	Global sales, as you know, in the previous year dropped 50 percent. Precipitating a major restructuring of our corporation, which was the closing of three plants and the downsizing of our European workforce by 50 percent.

31.	Last year we saw an opportunity for recouping that loss and we were able to restructure our operating units to capture not only a big share of that operating profit that we were going to be able to obtain and also to maintain our market share in the European market during the recovery.

32.	As we were advising our shareholders at the beginning of the year, we were expecting fiscal 2011 to be a moderate year for growth for us and were prepared for that.

33.	We found that in our major markets, almost all of our markets, that the demand for lift trucks which corresponded to our attachment sales was much stronger than expected.

34.	North America, Europe, Asia Pacific all saw significant increases in their market growth. China had a very early recovery even in late fiscal 2010 and continued to grow throughout the year 2011. By mid-year they were the largest lift truck market in the world. With our 20 year experience in China we were seeing an equal share of that market share growth which contributed greatly to our operating profit.

35.	The biggest challenge obviously still was our European operation. We had forecasted that we should see operating profit during the year and we were premature in how quickly we could simulate the amount of production we’d moved out of three plants and the headquarters in Europe into Verona and our remaining fork plant in the UK. We saw improvement throughout the year and are quite confident that this year we will see the fruits of that two and half year restructuring.

36.	The market as a whole we see as quite favorable for our position in all of our markets. We see that our product development is keeping us at par with all of our competition. We have the people, personnel and talent to take care of a major turnaround in Europe. In January of last year we got to demonstrate the importance of a redundancy of our production design with a flood that wiped out our plant in Brisbane, Australia. We were about 9 feet under water and were faced with a significant disaster in a market that we have a significant share in.

37.	All of our units from China, North America and elsewhere, engineering talent, personnel from production were rushed to the scene. We were able to see that plant cleared and up and operating within 6 weeks. We are very happy to report that we believe we have lost no market share other than a few orders that the lead time was too short for us to accommodate.

38.	We have used this argument many times with our customer base that we have redundancy in production around the world with common designs and this affords a security to our customers that they will always have product delivered to them on time with the equivalent or better quality then they currently have.

39.	I believe that this demonstrated the resiliency of our entire team and I’d like to thank our team in Australia who personally went in and helped clean up the plant under very adverse conditions.

40.	The other operating unit that obviously needs high commendation is our European operating unit. Obviously having gone through the previous years downsizing this was a major challenge to consolidated all our production in Verona and maintain in a much expanding market, our market share and margins. They did a fantastic job both in Manchester and Verona with still a highly competitive market with very compressed selling margins.

41.	From that I would have to say we have an operating unit in Europe that is proof tested and has proven itself under extreme conditions to be able to going forward deliver what we have been looking for from our European operations for years.

42.	I think that the overall financial condition, you’ll see from financial report, is very strong. I don’t believe there is another competitor in the world that has any where near our capability, our reach our products, certainly our people and talent.

43.	For all our people, I want to thank them for their diligence, knowledge and expertise that ensures our customers the continuing quality and support that our customers have come to rely on.

44.	All of our vendors, our customers and all of our service personnel, also are extremely important to our delivery and I wish to thank them as well.

45.	With that, I will conclude my remarks and will open the floor for questions. We have a microphone at the back of the room so anyone who has questions on operating results for this year or the potential of what we see for this coming year. I can’t speak to the first quarter. We actually will be releasing our earnings tomorrow and therefore I wouldn’t be able to talk about the market. I will say that we have seen the lift truck numbers so far to be fairly healthy in most of the markets we serve in China, Europe.

46.	Please go ahead.

47.	You mentioned the growth in China, what is your outlook for the other BRIC countries Russia, Brazil and India?

48.	Thank you for your question. Obviously with the BRIC countries we have started our own. We used to have a distributor in Russia and were dissatisfied with and early last year had changed to our own operation sales office in Moscow. We have seen a good turn in that market and good start of our sales out of Europe into that operating unit. We have no current plans for production in Russia.

49.	In Brazil, which for years has shown great promise, but has been unable to deliver. Last year was an exceptional year for sales. We currently work through a distributor which we are negotiating with to have a much more active participation in. We will probably be putting capital into produce in that region. We’ve heard from different OEM’s in that region they believe in the next five years that the market could double. About 20,000 lift trucks right now.

50.	India, we opened our first office about two years ago. We have three people who operate out of there now. Most of their product is either coming out of US, Europe or China and that market is showing a lot more promise. We recently had one of our largest German OEM’s buy the second largest India lift truck manufacturer and we continue to see continued improvement in the quality and the size of that market.

51.	Certainly China we’ve been there for 20 years and believe that if we looked at two years ago their contributions and dividends were instrumental in ensuring we survive financially intact in surviving that downturn.

52.	Any other questions?

53.	So what would you see as the greatest area of growth that you are going to be focusing on for Cascade and what’s the greatest challenges you are going to be facing in the next year?

54.	I would say that the greatest area of growth continues to be China and our challenges would be emerging manufacturers, China manufacturers who copy us. Brazil, as I mentioned, is a very good target for growth for us. Certainly we are looking for growth out of operating unit in Europe. The continued pressure on that is selling margins in that market. There are a number of competitors in forks and attachments in that market. So we have been selective in the markets we are focusing on and targeting for that growth. I’m highly confident we are going to see good results from that.

55.	Thank you for your attendance. I’ll turn the meeting back over to Jim.

56.	Is there any other business to come before the meeting?

57.	If there is no other business, I’d like to thank you for your interest, participation and continued support.

58.	The meeting now stands adjourned. Thank you.